                                                                   EXHIBIT 23.2


                           CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statement (Form S-8) of Michaels Stores, Inc. (the "Company"), pertaining to the Michaels Stores, Inc. Deferred Compensation Plan of our report dated March 3, 1999, with respect to the consolidated financial statements of the Company included in its Annual Report (Form 10-K) for the year ended January 30, 1999, filed with the Securities and Exchange Commission.



                                                  /s/ ERNST & YOUNG LLP


Dallas, Texas
July 7, 1999